Burke & Herbert Financial Services Corp. Announces First Quarter 2025 Results, Declares Common Stock Dividend, and Announces Share Repurchase Program
For Immediate Release
April 25, 2025
Alexandria, VA – Burke & Herbert Financial Services Corp. (the “Company” or “Burke & Herbert”) (Nasdaq: BHRB) reported financial results for the quarter year ended March 31, 2025, and disclosed that, at its meeting on April 24, 2025, the board of directors declared a $0.55 per share regular cash dividend to be paid on June 2, 2025, to shareholders of record as of the close of business on May 15, 2025.
In addition, the Company announced that its board of directors has authorized a share repurchase program (“program”), pursuant to which the Company may purchase up to $50.0 million of Burke & Herbert common shares in the open market or in privately negotiated transactions. The timing and price of repurchases as well as the actual number of shares repurchased under the program will be at the discretion of the Company and will depend on a variety of factors, including general market conditions, the stock price, share availability, alternate uses of capital, the Company’s financial performance, and other factors. The program may be discontinued, suspended or reimplemented at any time at the Company’s discretion.
Q1 2025 Highlights
•For the quarter, net income applicable to common shares totaled $27.0 million, and diluted earnings per common share (“EPS”) was $1.80. For the quarter ended December 31, 2024, net income applicable to common shares totaled $19.6 million, and diluted EPS was $1.30. For the quarter ended December 31, 2024, adjusted (non-GAAP1) operating net income applicable to common shares totaled $26.6 million and adjusted diluted (non-GAAP1) EPS was $1.77.
•For the quarter, the annualized return on average assets was 1.41% and the annualized return on average equity was 14.57%.
•Ending total gross loans were $5.6 billion and ending total deposits were $6.5 billion; ending loan-to-deposit ratio was 86.3%. The net interest margin (non-GAAP1) was 4.18% for the first quarter.
•The balance sheet remains strong with ample liquidity. Total liquidity, including all available borrowing capacity with cash and cash equivalents, totaled $4.2 billion at the end of the first quarter.
•Asset quality remains stable across the loan portfolio with adequate reserves.
•The Company continues to be well-capitalized, ending the quarter with 11.7%2 Common Equity Tier 1 capital to risk-weighted assets, 14.7%2 Total risk-based capital to risk-weighted assets, and a leverage ratio of 10.1%.2
From David P. Boyle, Company Chair and Chief Executive Officer
“I’m pleased with our first quarter results that represent the first full quarter following our merger-related systems conversion. The balance sheet remains strong with ample liquidity, solid capital ratios, and adequate loss reserves. Expense management improved even as we continue to make investments for the long-term, including technology improvements to drive efficiency, our expansion in Bethesda, Maryland, and Richmond, Virginia, and the relocation of certain operating activities to lower cost markets. With this start to 2025, we are well-positioned for disciplined growth that should deliver increased value for our customers, employees, communities, and shareholders.”

(1) Non-GAAP financial measures referenced in this release are used by management to measure performance in operating the business that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the non-GAAP reconciliation tables in this release. Non-GAAP measures should not be used as a substitute for the closest comparable GAAP measurements.
(2) Ratios as of March 31, 2025, are estimated.

Results of Operations
First Quarter 2025 compared to Fourth Quarter 2024
The Company reported first quarter 2025 net income applicable to common shares of $27.0 million, or $1.80 per diluted common share, compared to fourth quarter 2024 net income to applicable to common shares of $19.6 million, or $1.30 per diluted common share.
Included in the fourth quarter of 2024 were pre-tax charges of $8.9 million of expenses related to the merger with Summit. Excluding these items from the fourth quarter of 2024 on a tax effected basis, adjusted (non-GAAP1) operating income was $26.6 million, or $1.77 per diluted common share.
•Period-end total gross loans were $5.6 billion at March 31, 2025, a decrease of $24.7 million from December 31, 2024, primarily due to the exiting of loans that do not align with the Company’s desired risk profile.
•Period-end total deposits were $6.5 billion at March 31, 2025, an increase of $26.6 million from December 31, 2024 as the Company continues its focus on deposit gathering strategies.
•Net interest income for the quarter was $73.0 million compared to $70.7 million in the prior quarter due to a decrease in interest expense of $4.3 million, partially offset by a decrease in interest income of $2.0 million. Lower interest expense was primarily attributable to lower deposit costs and the decrease in interest income was due to lower loan and security interest income. Lower loan interest income was mainly due to lower loan accretion related to purchase accounting treatment.
•Net interest margin on a fully taxable equivalent basis (non-GAAP1) increased to 4.18% versus 3.91% in the fourth quarter of 2024, primarily due to an increase in yield from interest earning assets combined with a lower rate on interest-bearing liabilities compared to the fourth quarter of 2024. The increase in yield from interest earning assets was slightly offset by lower accelerated loan accretion income when compared to the fourth quarter of 2024.
•Accretion income on loans during the quarter was $11.4 million, and the amortization expense impact on interest expense was $2.2 million, or 12.9 bps of net interest margin, in the first quarter of 2025. In the prior quarter, accretion income on loans during the quarter was $12.0 million, and the amortization expense impact on interest expense was $3.8 million, or 11.4 bps of net interest margin.
•The cost of total deposits, including non-interest bearing deposits, was 1.99% in the first quarter of 2025, compared to 2.17% in the fourth quarter of 2024. The decrease in the cost of total deposits is due to a decrease in the rate as the balance of interest-bearing deposits increased by $24.1 million.
•The Company recorded a provision expense on loans in the first quarter of 2025 of $900.0 thousand reflective of economic uncertainty.
•The allowance for credit losses at March 31, 2025, was $67.8 million, or 1.2% of total loans.
•Total non-interest income for the first quarter of 2025 was $10.0 million compared to $11.8 million in the prior quarter, primarily due to a gain on sale of securities and collection of death proceeds from company owned-life insurance which increased non-interest income by $1.4 million in the fourth quarter of 2024 compared to the first quarter of 2025.
•Non-interest expense for the first quarter of 2025 was $49.7 million compared to $52.5 million adjusted non-interest expense (non-GAAP1) in the fourth quarter of 2024, primarily reflecting cost save realizations following the merger-related conversion that occurred in the fourth quarter of 2024.
Regulatory capital ratios2
The Company continues to be well-capitalized with capital ratios that are above regulatory requirements. As of March 31, 2025, our Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk-weighted asset ratios were 11.7%2 and 14.7%2, respectively, and significantly above the well-capitalized requirements of 6.5% and 10%, respectively. The leverage ratio was 10.1%2 compared to a 5% level to be considered well-capitalized.
Burke & Herbert Bank & Trust Company (“the Bank”), the Company’s wholly-owned bank subsidiary, also continues to be well-capitalized with capital ratios that are above regulatory requirements. As of March 31, 2025, the Bank’s Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk-weighted asset ratios were 13.5%2 and 14.6%,2 respectively, and significantly above the well-capitalized requirements. In addition, the Bank’s leverage ratio of 11.2%2 is considered to be well-capitalized.
For more information about the Company’s financial condition, including additional disclosures pertinent to recent events in the banking industry, please see our financial statements and supplemental information attached to this release.
About Burke & Herbert
Burke & Herbert Financial Services Corp. is the financial holding company for Burke & Herbert Bank & Trust Company. Burke & Herbert Bank & Trust Company is the oldest continuously operating bank under its original name headquartered in the greater Washington, D.C. metropolitan area. With over 75 branches across Delaware, Kentucky, Maryland, Virginia, and West Virginia, Burke & Herbert Bank & Trust Company offers a full range of business and personal financial solutions designed to meet customers’ banking, borrowing, and investment needs. Learn more at investor.burkeandherbertbank.com.
Cautionary Note Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the beliefs, goals, intentions, and expectations of the Company regarding revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; and other statements that are not historical facts.
Forward–looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “will,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward–looking statements speak only as of the date they are made; the Company does not assume any duty, does not undertake, and specifically disclaims any obligation to update such forward–looking statements, whether written or oral, that may be made from time to time, whether because of new information, future events, or otherwise, except as required by law. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements because of a variety of factors, many of which are beyond the control of the Company. Further, factors identified herein are not necessarily all of the factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm the Company. Accordingly, you should consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by the Company and not place undue reliance on forward-looking statements.
The risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: costs or difficulties associated with newly developed or acquired operations; changes in general economic, political, or market trends (either nationally or locally in the areas in which we conduct, or will conduct, business), including inflation, changes in interest rates, market volatility and monetary fluctuations, and changes in federal government policies and practices, as well as the impact from recently announced and future tariffs on the markets we serve; increased competition; changes in consumer confidence and demand for financial services, including changes in consumer borrowing, repayment, investment, and deposit practices; changes in asset quality and credit risk; our ability to control costs and expenses; adverse developments in borrower industries or declines in real estate values; changes in and compliance with federal and state laws and regulations that pertain to our business and capital levels; our ability to raise capital as needed; the impact, extent and timing of technological changes; the effects of any cybersecurity breaches; and the other factors discussed in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” section of the Company's Annual Report on Form 10–K for the year ended December 31, 2024, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, September 30, 2024, and other reports the Company files with the SEC.

Burke & Herbert Financial Services Corp.
Consolidated Statements of Income (unaudited)
(In thousands)

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
Interest income
Taxable loans, including fees	$97,031	$28,045	$97,903
Tax-exempt loans, including fees	46	—	37
Taxable securities	9,487	8,943	9,868
Tax-exempt securities	3,267	1,361	3,191
Other interest income	955	396	1,794
Total interest income	110,786	38,745	112,793
Interest expense
Deposits	31,851	12,931	35,919
Short-term borrowings	3,192	3,655	3,383
Subordinated debt	2,729	—	2,754
Other interest expense	27	28	27
Total interest expense	37,799	16,614	42,083
Net interest income	72,987	22,131	70,710

Credit loss expense (recapture) - loans and available-for-sale securities	900	(670)	960
Credit loss (recapture) - off-balance sheet credit exposures	(399)	—	(127)
Total provision for (recapture of) credit losses	501	(670)	833
Net interest income after credit loss expense	72,486	22,801	69,877

Non-interest income
Fiduciary and wealth management	2,443	1,419	2,429
Service charges and fees	2,089	1,606	4,447
Net gains on securities	1	—	744
Income from company-owned life insurance	1,193	547	1,887
Other non-interest income	4,297	682	2,284
Total non-interest income	10,023	4,254	11,791

Non-interest expense
Salaries and wages	20,941	9,518	25,818
Pensions and other employee benefits	5,136	2,365	4,840
Occupancy	4,045	1,538	3,630
Equipment rentals, depreciation and maintenance	4,084	1,281	4,531
Other operating	15,458	6,463	22,591
Total non-interest expense	49,664	21,165	61,410
Income before income taxes	32,845	5,890	20,258

Income tax expense	5,644	678	465
Net income	27,201	5,212	19,793
Preferred stock dividends	225	—	225
Net income applicable to common shares	$26,976	$5,212	$19,568

Burke & Herbert Financial Services Corp.
Consolidated Balance Sheets
(In thousands)

	March 31, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets
Cash and due from banks	$63,294	$35,554
Interest-earning deposits with banks	85,552	99,760
Cash and cash equivalents	148,846	135,314
Securities available-for-sale, at fair value	1,436,869	1,432,371
Restricted stock, at cost	35,112	33,559
Loans held-for-sale, at fair value	1,302	2,331
Loans	5,647,507	5,672,236
Allowance for credit losses	(67,753)	(68,040)
Net loans	5,579,754	5,604,196
Other real estate owned	2,625	2,783
Premises and equipment, net	132,289	132,270
Accrued interest receivable	34,481	34,454
Intangible assets	53,002	57,300
Goodwill	32,842	32,783
Company-owned life insurance	184,018	182,834
Other assets	196,950	161,990
Total Assets	$7,838,090	$7,812,185

Liabilities and Shareholders’ Equity
Liabilities
Non-interest-bearing deposits	$1,382,427	$1,379,940
Interest-bearing deposits	5,159,444	5,135,299
Total deposits	6,541,871	6,515,239
Short-term borrowings	300,000	365,000
Subordinated debentures, net	96,212	94,872
Subordinated debentures owed to unconsolidated subsidiary trusts	17,077	17,013
Accrued interest and other liabilities	124,930	89,904
Total Liabilities	7,080,090	7,082,028

Shareholders’ Equity
Preferred stock and surplus	10,413	10,413
Common stock	7,777	7,770
Common stock, additional paid-in capital	402,682	401,172
Retained earnings	452,736	434,106
Accumulated other comprehensive income (loss)	(88,024)	(95,720)
Treasury stock	(27,584)	(27,584)
Total Shareholders’ Equity	758,000	730,157
Total Liabilities and Shareholders’ Equity	$7,838,090	$7,812,185

Burke & Herbert Financial Services Corp.
Details of Net Interest Margin (unaudited)
For the three months ended

Details of Net Interest Margin - Yield Percentages

	March 31	December 31	September 30	June 30	March 31
	2025	2024	2024	2024	2024
Interest-earning assets:
Loans:
Taxable loans	6.96%	6.91%	7.34%	7.33%	5.41%
Tax-exempt loans	5.80	5.87	5.63	5.55	—
Total loans	6.96	6.91	7.34	7.33	5.41
Interest-earning deposits and fed funds sold	5.76	4.48	3.43	3.54	3.82
Securities:
Taxable securities	3.85	3.82	4.05	4.48	3.63
Tax-exempt securities	3.85	3.55	3.58	3.05	2.67
Total securities	3.85	3.75	3.91	4.05	3.43
Total interest-earning assets	6.31%	6.22%	6.56%	6.49%	4.66%

Interest-bearing liabilities:
Deposits:
Interest-bearing demand	2.16%	2.51%	3.19%	3.00%	0.63%
Money market & savings	2.02	1.60	1.43	1.53	1.97
Brokered CDs & time deposits	3.85	4.55	4.82	4.55	4.12
Total interest-bearing deposits	2.53	2.76	3.02	2.90	2.41
Borrowings:
Short-term borrowings	3.88	4.17	4.06	4.38	4.82
Subordinated debt borrowings and other	9.85	9.87	10.16	10.30	—
Total interest-bearing liabilities	2.76%	2.98%	3.21%	3.14%	2.71%

Taxable-equivalent net interest spread	3.55	3.24	3.35	3.35	1.95
Benefit from use of non-interest-bearing deposits	0.63	0.67	0.72	0.71	0.73
Taxable-equivalent net interest margin (non-GAAP1)	4.18%	3.91%	4.07%	4.06%	2.68%

Burke & Herbert Financial Services Corp.
Details of Net Interest Margin (unaudited)
For the three months ended
(In thousands)

Details of Net Interest Margin - Average Balances

	March 31	December 31	September 30	June 30	March 31
	2025	2024	2024	2024	2024

Interest-earning assets:
Loans:
Taxable loans	$5,651,937	$5,634,157	$5,621,531	$4,481,993	$2,085,826
Tax-exempt loans	4,057	3,115	4,310	3,041	—
Total loans	5,655,994	5,637,272	5,625,841	4,485,034	2,085,826
Interest-earning deposits and fed funds sold	40,757	152,537	175,265	94,765	41,692
Securities:
Taxable securities	1,039,391	1,031,024	996,749	988,492	989,875
Tax-exempt securities	435,789	452,937	440,781	426,092	259,699
Total securities	1,475,180	1,483,961	1,437,530	1,414,584	1,249,574
Total interest-earning assets	$7,171,931	$7,273,770	$7,238,636	$5,994,383	$3,377,092

Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,216,243	$2,560,445	$2,144,567	$1,587,914	$489,779
Money market & savings	1,633,307	1,366,276	1,725,387	1,480,985	922,732
Brokered CDs & time deposits	1,253,841	1,247,900	1,328,076	1,141,758	745,945
Total interest-bearing deposits	5,103,391	5,174,621	5,198,030	4,210,657	2,158,456
Borrowings:
Short-term borrowings	336,245	325,084	304,849	376,063	307,446
Subordinated debt borrowings and other	112,383	111,021	109,557	72,643	—
Total interest-bearing liabilities	$5,552,019	$5,610,726	$5,612,436	$4,659,363	$2,465,902

Non-interest-bearing deposits	$1,371,615	$1,411,202	$1,389,134	$1,207,443	$812,199

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	March 31	December 31	September 30	June 30	March 31
	2025	2024	2024	2024	2024

Per common share information
Basic earnings (loss)	$1.80	$1.31	$1.83	$(1.41)	$0.70
Diluted earnings (loss)	1.80	1.30	1.82	(1.41)	0.69
Cash dividends	0.55	0.55	0.53	0.53	0.53
Book value	49.90	48.08	48.63	45.72	42.92
Tangible book value (non-GAAP1)	44.17	42.06	42.32	39.11	42.92

Balance sheet-related (at period end, unless otherwise indicated)
Assets	$7,838,090	$7,812,185	$7,864,913	$7,810,193	$3,696,390
Average interest-earning assets	7,171,931	7,273,770	7,238,636	5,994,383	3,377,092
Loans (gross)	5,647,507	5,672,236	5,574,037	5,616,724	2,118,155
Loans (net)	5,579,754	5,604,196	5,506,220	5,548,707	2,093,549
Securities, available-for-sale, at fair value	1,436,869	1,432,371	1,436,431	1,414,870	1,275,520
Intangible assets	53,002	57,300	61,598	65,895	—
Goodwill	32,842	32,783	32,783	32,783	—
Non-interest-bearing deposits	1,382,427	1,379,940	1,392,123	1,397,030	822,767
Interest-bearing deposits	5,159,444	5,135,299	5,208,702	5,242,541	2,167,346
Deposits, total	6,541,871	6,515,239	6,600,825	6,639,571	2,990,113
Brokered deposits	246,902	244,802	345,328	403,668	370,847
Uninsured deposits	1,943,227	1,926,724	1,999,403	1,931,786	700,846
Short-term borrowings	300,000	365,000	320,163	285,161	360,000
Subordinated debt, net	113,289	111,885	110,482	109,064	—
Unused borrowing capacity[3]	4,082,879	4,092,378	2,353,963	2,162,112	704,233
Total equity	758,000	730,157	738,059	693,126	319,308
Total common equity	747,587	719,744	727,646	682,713	319,308
Accumulated other comprehensive income (loss)	(88,024)	(95,720)	(75,758)	(100,430)	(100,954)

(3) Includes Federal Home Loan Bank, Borrower-in-Custody (BIC), and correspondent bank availability.

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	March 31	December 31	September 30	June 30	March 31
	2025	2024	2024	2024	2024
Income statement
Interest income	$110,786	$112,793	$118,526	$96,097	$38,745
Interest expense	37,799	42,083	45,347	36,332	16,614
Non-interest income	10,023	11,791	10,616	9,505	4,254
Total revenue (non-GAAP1)	83,010	82,501	83,795	69,270	26,385
Non-interest expense	49,664	61,410	50,826	64,432	21,165
Pretax, pre-provision earnings (non-GAAP1)	33,346	21,091	32,969	4,838	5,220
Provision for (recapture of) credit losses	501	833	147	23,910	(670)
Income (loss) before income taxes	32,845	20,258	32,822	(19,072)	5,890
Income tax expense (benefit)	5,644	465	5,200	(2,153)	678
Net income (loss)	27,201	19,793	27,622	(16,919)	5,212
Preferred stock dividends	225	225	225	225	—
Net income (loss) applicable to common shares	$26,976	$19,568	$27,397	$(17,144)	$5,212

Ratios
Return on average assets (annualized)	1.41%	1.00%	1.40%	(1.06)%	0.58%
Return on average equity (annualized)	14.57	10.49	15.20	(12.44)	6.67
Net interest margin (non-GAAP1)	4.18	3.91	4.07	4.06	2.68
Efficiency ratio	59.83	74.44	60.66	93.02	80.22
Loan-to-deposit ratio	86.33	87.06	84.44	84.59	70.84
Common Equity Tier 1 (CET1) capital ratio[2]	11.72	11.53	11.40	10.91	16.56
Total risk-based capital ratio[2]	14.73	14.57	14.45	13.91	17.54
Leverage ratio[2]	10.09	9.80	9.66	9.04	11.36
Allowance coverage ratio	1.20	1.20	1.22	1.21	1.16
Allowance for credit losses as a percentage of non-performing loans	104.63	177.34	189.05	207.10	91.99
Non-performing loans as a percentage of total loans	1.15	0.68	0.64	0.58	1.26
Non-performing assets as a percentage of total assets	0.86	0.53	0.49	0.46	0.72
Net charge-offs to average loans (annualized)	8.5 bps	5.2 bps	2.0 bps	5.4 bps	0.5 bps

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Operating net income, adjusted diluted EPS, and adjusted non-interest expense (non-GAAP1)
	For the three months ended
	March 31	December 31	September 30	June 30	March 31
	2025	2024	2024	2024	2024
Net income (loss) applicable to common shares	$26,976	$19,568	$27,397	$(17,144)	$5,212
Add back significant items (tax effected):
Merger-related	—	7,069	2,449	18,806	537
Day 2 non-PCD Provision	—	—	—	23,305	—
Total significant items	—	7,069	2,449	42,111	537
Operating net income	$26,976	$26,637	$29,846	$24,967	$5,749

Weighted average dilutive shares	15,026,376	15,038,442	15,040,145	12,262,979	7,527,489
Adjusted diluted EPS[4]	$1.80	$1.77	$1.98	$2.04	$0.76

Non-interest expense	$49,664	$61,410	$50,826	$64,432	$21,165
Remove significant items:
Merger-related	—	8,948	3,101	23,805	680
Total significant items	$—	$8,948	$3,101	$23,805	$680
Adjusted non-interest expense	$49,664	$52,462	$47,725	$40,627	$20,485

Operating net income is a non-GAAP measure that is derived from net income adjusted for significant items. The Company believes that operating net income is useful in periods with certain significant items such as merger-related expenses or Day 2 non-PCD provision. The operating net income is more reflective of management’s ability to grow the business and manage expenses. Adjusted non-interest expense also removes these significant items, such as merger-related expenses. Management believes it represents a more normalized non-interest expense total for periods with identified significant items.

Total Revenue (non-GAAP1)
	For the three months ended
	March 31	December 31	September 30	June 30	March 31
	2025	2024	2024	2024	2024
Interest income	$110,786	$112,793	$118,526	$96,097	$38,745
Interest expense	37,799	42,083	45,347	36,332	16,614
Non-interest income	10,023	11,791	10,616	9,505	4,254
Total revenue (non-GAAP1)	$83,010	$82,501	$83,795	$69,270	$26,385

Total revenue is a non-GAAP measure and is derived from total interest income less total interest expense plus total non-interest income. We believe that total revenue is a useful tool to determine how the Company is managing its business and demonstrates how stable our revenue sources are from period to period.
(4) Weighted average diluted shares for Q2 2024 calculated only for computation of adjusted diluted EPS. Weighted average diluted shares for GAAP diluted EPS are the same as shares for calculating basic EPS due to the antidilutive effect of the diluted shares when considering the GAAP net loss for the quarter.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Pretax, Pre-Provision Earnings (non-GAAP1)
	For the three months ended
	March 31	December 31	September 30	June 30	March 31
	2025	2024	2024	2024	2024
Income (loss) before taxes	$32,845	$20,258	$32,822	$(19,072)	$5,890
Provision for (recapture of) credit losses	501	833	147	23,910	(670)
Pretax, pre-provision earnings (non-GAAP1)	$33,346	$21,091	$32,969	$4,838	$5,220

Pretax, pre-provision earnings is a non-GAAP measure and is based on adjusting income before income taxes and to exclude provision for (recapture of) credit losses. We believe that pretax, pre-provision earnings is a useful tool to help evaluate the ability to provide for credit costs through operations and provides an additional basis to compare results between periods by isolating the impact of provision for (recapture of) credit losses, which can vary significantly between periods.

Tangible Common Equity (non-GAAP1)
	For the three months ended
	March 31	December 31	September 30	June 30	March 31
	2025	2024	2024	2024	2024
Common shareholders' equity	$747,587	$719,744	$727,646	$682,713	$319,308
Less:
Intangible assets	53,002	57,300	61,598	65,895	—
Goodwill	32,842	32,783	32,783	32,783	—
Tangible common equity (non-GAAP1)	$661,743	$629,661	$633,265	$584,035	$319,308
Shares outstanding at end of period	14,982,807	14,969,104	14,963,003	14,932,169	7,440,025
Tangible book value per common share	$44.17	$42.06	$42.32	$39.11	$42.92

In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength because they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive income/(loss) in stockholders' equity.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Net Interest Margin & Taxable-Equivalent Net Interest Income (non-GAAP1)
	As of or for the three months ended
	March 31	December 31	September 30	June 30	March 31
	2025	2024	2024	2024	2024
Net interest income	$72,987	$70,710	$73,179	$59,765	$22,131
Taxable-equivalent adjustments	881	858	847	688	362
Net interest income (Fully Taxable-Equivalent - FTE)	$73,868	$71,568	$74,026	$60,453	$22,493

Average interest-earning assets	$7,171,931	$7,273,770	$7,238,636	$5,994,383	$3,377,092
Net interest margin (non-GAAP1)	4.18%	3.91%	4.07%	4.06%	2.68%

The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use net interest income on a fully taxable-equivalent (FTE) basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. FTE net interest income is calculated by adding the tax benefit on certain financial interest earning assets, whose interest is tax-exempt, to total interest income then subtracting total interest expense. Management believes FTE net interest income is a standard practice in the banking industry, and when net interest income is adjusted on an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income and this adjustment is not permitted under GAAP. FTE net interest income is only used for calculating FTE net interest margin, which is calculated by annualizing FTE net interest income and then dividing by the average earning assets. The tax rate used for this adjustment is 21%. Net interest income shown elsewhere in this presentation is GAAP net interest income.